EXHIBIT 99.1

ZW Data Action Technologies Inc. Announces the Closing of $18.7 Million Registered Direct Offering

BEIJING, Feb. 19, 2021 (GLOBE NEWSWIRE) -- ZW Data Action Technologies Inc. (NASDAQ:CNET) ("ZW Data" or the "Company"), an integrated online advertising, precision marketing and data analytics and other value-added services company, today announced the closing on February 18, 2021 of its previously announced registered direct offering of 5,212,000 shares of common stock at a per share price of $3.59 and the concurrent private placement to the same investors of warrants to purchase up to 2,606,000 shares of common stock at an exercise price of $3.59 per share. The warrants have a term of three and one-half years and were issued pursuant to an exemption from registration under the Securities Act of 1933, as amended.

The aggregate offering proceeds to the Company were approximately $18.7 million, before deducting fees to the placement agent and other estimated offering expenses payable by the Company. The net proceeds from this offering will be used for general working capital purposes.

FT Global Capital, Inc. acted as the exclusive placement agent in connection with the offering.

Loeb & Loeb LLP acted as counsel to the Company and Schiff Hardin LLP acted as counsel to the placement agent in connection with the offering.

This press release does not constitute an offer to sell or the solicitation of an offer to buy the securities, and these securities cannot be sold in any state in which this offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of any such state. All offers for the common stock were made only by means of a prospectus, including a prospectus supplement pursuant to the Company’s effective shelf registration statement and base prospectus contained therein. The shelf registration statement (SEC Filing No. 333-228061) relating to the offering was filed with and declared effective by the Securities and Exchange Commission (the “SEC”) on August 3, 2020. A prospectus supplement related to the offering was filed with the SEC on December 11, 2020 and is available at www.sec.gov.

For further details of this transaction, please see the Current Report on Form 8-K filed with the SEC on February 16, 2021 and is available at www.sec.gov.

About ZW Data Action Technologies Inc.
Established in 2003 and headquartered in Beijing, China, ZW Data Action Technologies Inc. (the “Company”) offers online advertising, precision marketing, data analytics and other value-added services for enterprise clients. Leveraging its fully integrated services platform, proprietary database, and cutting-edge algorithms, ZW Data Action Technologies delivers customized, result-driven business solutions for small and medium-sized enterprise clients in China. The Company also develops blockchain and artificial intelligence enabled web/mobile applications and software solutions for general public, enterprise clients, and government agencies. More information about the Company can be found at: http://www.zdat.com/.

Safe Harbor
This release contains certain "forward-looking statements" relating to the business of ZW Data Action Technologies Inc., which can be identified by the use of forward-looking terminology such as "believes," "expects," "anticipates," "estimates" or similar expressions. Such forward-looking statements involve known and unknown risks and uncertainties, including business uncertainties relating to government regulation of our industry, market demand, reliance on key personnel, future capital requirements, competition in general and other factors that may cause actual results to be materially different from those described herein as anticipated, believed, estimated or expected. Certain of these risks and uncertainties are or will be described in greater detail in our filings with the Securities and Exchange Commission. These forward-looking statements are based on ZW Data Action Technologies current expectations and beliefs concerning future developments and their potential effects on the Company. There can be no assurance that future developments affecting ZW Data Action Technologies will be those anticipated by ZW Data Action Technologies. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond the control of the Company) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by such forward-looking statements. ZW Data Action Technologies undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

For more information please contact:

Sherry Zheng
Weitian Group LLC
Email: shunyu.zheng@weitian-ir.com
Phone: +1 718-213-7386